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                                                                  EXHIBIT 23.01
                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the inclusion in this registration statement on Form S-1 of our report dated March 11, 1996, on our audit of the consolidated financial statements of Gradall Industries, Inc. (formely ICM Industries, Inc.). We also consent to the reference to our firm under the caption "Experts".

Coopers & Lybrand L.L.P.
Cleveland, Ohio
June 25, 1996